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             Exhibit 23 - Consent of Independent Public Accountants

To: Fulton Financial Corporation

     As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 2002 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-37835, File No. 333-05481, File No. 333-44788, File No. 333-81377, File No. 333-64744, File No.
333-61268, File No. 333-76600, File No. 333-76596, and File No. 333-76594.


/s/ Arthur Andersen LLP
-----------------------

Lancaster, Pa.,
   March 26, 2002